EXHIBIT 23(b)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 14, 1995, included in Old Kent Financial Corporation's Form 11-K covering the Old Kent Thrift Plan for the year ended December 31, 1994, and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Chicago, Illinois,
May 9, 1996